LEASE AGREEMENT

(Net)

THIS LEASE AGREEMENT ("Lease") is made between Schnitzer Properties, LLC, an Oregon limited liability company ("Landlord"), and Healthy Extracts Inc., a Nevada corporation ("Tenant"), dated for reference purposes only, as January 20, 2022 (the "date of this Lease").

BASIC LEASE INFORMATION

DESCRIPTION OF PREMISES: 7375 Commercial Way, Suite 125, Henderson, Nevada 89011 (the “Premises” as shown on Exhibit A), consisting of approximately 3,632 square feet within Building 7375 (the "Building") of Landlord’s multi-tenant development known as Henderson Commerce Center II (the "Project" as shown on Exhibit A-1). "Tenant's Proportionate Share" of the Project is 1.947%.

PERMITTED USE: Tenant shall utilize the Premises for administrative office, warehouse, and distribution of health products and for no other purpose.

LEASE TERM: Thirty-Five (35) Months and Twenty-Five (25) Days

COMMENCEMENT DATE (ANTICIPATED): February 4, 2022EXPIRATION DATE: January 31, 2025

BASE RENT, OPERATING EXPENSES AND SECURITY DEPOSIT:

(a)	Base Rent due pursuant to Paragraph 3:		(b)	Tenant’s Initial Proportionate Share of First Year
	February 4, 2022 through February 28, 2022	$3,891.00		Estimated Operating Expenses pursuant to
	March 1, 2022 through January 31, 2023	$4,358.00 per month		Paragraph 4.2: $1,017.00 per month.
	February 1, 2023 through January 31, 2024	$4,576.00 per month
	February 1, 2024 through January 31, 2025	$4,805.00 per month	(c)	Security Deposit pursuant to Paragraph 6:
$17,466.00.

NOTICE	TO LANDLORD:	TO TENANT:
ADDRESSES:	Schnitzer Properties	Healthy Extracts Inc.
	c/o Schnitzer Properties	6445 South Tenaya Way, Suite B110
	3111 South Valley View Blvd., Suite K-101	Las Vegas, Nevada 89113
	Las Vegas, Nevada 89102	Attn: Kevin Pitts
	Attn: Property Manager	Email: duke@bergametna.com
Fax: (702) 368-2930

BILLING AND	TO LANDLORD:	TO TENANT:
PAYMENT	Schnitzer Properties	Healthy Extracts Inc.
ADDRESSES:	Unit No. 69	6445 South Tenaya Way, Suite B110
	P O Box 4900	Las Vegas, Nevada 89113
	Portland, Oregon 97208-4900	Attn: Robert Madden
Robert@bergametna.com

GUARANTOR: None (If any, see Exhibit G)

TENANT CONTACT: Name: Kevin “Duke” Pitts  Telephone: (702) 505-0471  Email: duke@bergametna.com

IN WITNESS WHEREOF, the parties have executed this Lease, effective the date first written above. The Lease consists of Paragraphs 1 through 30 (the "Standard Lease Provisions") and Exhibits A (Premises), A-1 (Project), B (Insurance), C (Sign Criteria), C-1 (Signage Specifications), D (Tenant Improvements), E (Rules & Regulations), F (Further Provisions), G (Guaranty of Lease- Intentionally Omitted), and Exhibit H (Hazardous Materials Questionnaire) (all of which are incorporated herein by this reference (collectively, this "Lease"). In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

(Net)

1.Premises.Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the following terms and conditions, the Premises located in the Project and described in the Basic Lease Information and shown on the attached Exhibit A. Landlord reserves the right to make such changes, additions and/or deletions to the Project and/or the common areas and parking or other facilities thereof as it shall determine from time to time. Tenant acknowledges that neither Landlord (nor any employee or agent of Landlord) has made any representation or warranty with respect to the suitability or use of the Premises or Project for Tenant’s intended Permitted Use or operations. Landlord shall have no liability to Tenant whatsoever in the event Tenant cannot conduct its Permitted Use and/or intended operations in the Premises and in addition to any other requirements set forth in the Lease, Tenant shall be solely responsible for any and all costs that relate or pertain to alterations necessary or appropriate to make the Premises comply with any codes, regulations, laws or ordinances for such Permitted Use or operations. In addition, Tenant shall provide Landlord with copies of any and all licenses or permits of any kind necessary for it to conduct the Permitted Use at the Premises no later than fifteen (15) days after receipt of the same and upon each subsequent renewal.

2.Term.

2.1Unless delayed or sooner terminated in accordance herewith, the term of this Lease (the "Term") shall be as set forth in the Basic Lease Information. If the Term Commencement Date is not the first day of a calendar month, there shall be added to the Term the partial month ("Partial Lease Month") from the Term Commencement Date through the last day of that calendar month containing the Term Commencement Date.

2.2The Term shall commence as specified in the Basic Lease Information on the Scheduled Term Commencement Date unless the Landlord has not delivered the Premises to Tenant by that date. In the latter event, the Term Commencement Date shall be the earlier of the date Landlord delivers the Premises to Tenant or the date Tenant takes possession or commences use of any portion of the Premises for any business purpose. Notwithstanding the above, if this Lease requires the construction of Tenant Improvements by Landlord, as more particularly described on the attached Exhibit D, the Premises shall be deemed delivered to Tenant on the date which is the earlier of substantial completion of the Tenant Improvement by Landlord, receipt of a Temporary Certificate of Occupancy from the appropriate governmental authority, or on the date set forth in Exhibit D. Tenant acknowledges that the Tenant has inspected and accepts the Premises in its present condition, "AS-IS" (WITH ALL FAULTS), except for Tenant Improvements (if any) to be constructed by Landlord in the Premises.

2.3This Lease shall be a binding contractual obligation upon mutual execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Term. If the Term Commencement Date is delayed, this Lease shall not be void or voidable, the Term shall not be extended (except as provided in Paragraphs 2.1 & 2.2), and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided that Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date unless the delay is caused by Tenant.

2.4Upon receipt by Landlord of this fully executed Lease, all sums due under the Lease, satisfactory evidence of Tenant’s compliance with the insurance provisions of the Lease and Landlord’s prior written approval, Tenant may occupy the Premises prior to the Term Commencement Date solely for the purpose to install furniture, fixtures and the like. Early occupancy shall not advance the expiration date of the Lease. Tenant shall be responsible for any separately metered utility usage and bound by all other provisions of the Lease, including, without limitation, Base Rent and Operating Expenses and the Rules and Regulations. At no time prior to the Term Commencement Date shall Tenant conduct any business operations in the Premises without Landlord’s prior written consent. During any early occupancy or other period in which Landlord and Tenant are simultaneously occupying and/or performing work in the Premises, Landlord shall control any scheduling, access or related issues.

3.Rent; Payment of Additional Rent; Operating Expenses.

3.1Subject to the provisions of this Paragraph 3, Tenant shall pay during the Term as rent for the Premises the sums specified in the Basic Lease Information (as increased from time to time as provided in the Basic Lease Information or as may otherwise be provided in this Lease) (the "Base Rent"). Base Rent shall be payable in consecutive monthly installments, in advance, without prior notice, demand, deduction or offset, commencing on the Term Commencement Date and continuing on the first day of each calendar month thereafter, except that the first full monthly installment of Base Rent shall be payable upon Tenant's execution of this Lease. If the Term Commencement Date is not the first day of a calendar month, then the Base Rent for the Partial Lease Month shall be prorated based on the actual number of days of that month, and shall be payable on the first day of the calendar month following the Term Commencement Date. Any and all payments which are due, or may become due and owing at any time in the future under the Lease, including but not limited to Rent, Additional Rent, CAM, Expense, Security Deposit, reimbursements, and fines shall be paid only in lawful currency of the United States of America (e.g. USD).

3.2All monies to be paid by Tenant hereunder, including Tenant's Proportionate Share of Operating Expenses as specified in Paragraph 4 (estimated and/or revised), and all other amounts, fees, payments or charges payable hereunder by Tenant (collectively, "Additional Rent"), together with Base Rent, shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "Rent"), (ii) be payable to Landlord in lawful money of the United States when due without any prior demand therefor, except as may be expressly provided to the contrary herein, (iii) be payable to Landlord at Landlord’s Payment Address set forth in the Basic Lease Information or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant, and (iv) if applicable, be prorated based upon the actual number of days for any partial month.

4.Operating Expenses.

4.1Operating Expenses. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant’s Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses in the manner set forth below. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building and/or Project or the configuration of any thereof, Landlord may at its discretion adjust Tenant’s Proportionate Share of the Building and/or Project to reflect the change. Landlord’s determination of Tenant’s Proportionate Share of the Building and/or Project shall be conclusive absent manifest error. "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord pursuant to this Lease. Operating Expenses shall also include, but are not limited to, the following:

4.1.1Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Landlord, Building, or the Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

4.1.2Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage required under Paragraph 11.1 below.

4.1.3Common Area Maintenance.

4.1.3.1Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord’s discretion, except for: those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

4.1.3.2Repairs, replacements, and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Building that in Landlord’s discretion may reduce any other Operating Expenses, including present or future repair work, are necessary for the health and safety of the occupants of the Building or Project, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance.

4.1.3.3Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

4.1.3.4All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not furnished by Tenant under Paragraph 7.2 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project.

4.1.3.5The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not furnished by Tenant under Paragraph 7.2 hereof.

4.1.3.6Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

4.1.3.7A management fee equal to five percent (5%) of the sum of the Landlord’s effective gross income from the Project which consists of the gross rents charged the tenants of the Project plus expense reimbursements and other operating income.

If the rentable area of the Building and/or Project is not fully occupied during any calendar year of the Term as determined by Landlord, an adjustment shall be made in Landlord’s discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total variable Operating Expenses from all of the tenants in the Building or Project, as the case may be.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

4.2Payment of Estimated Operating Expenses. "Estimated Operating Expenses" for any particular year shall mean Landlord’s estimate of the Operating Expenses for such calendar year. During the last month of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing calendar year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Operating Expenses together with monthly installments of Base Rent for the calendar year to which the Estimated Operating Expenses applies on the first day of each calendar month during such year, in advance, prorated for any partial month, if applicable. If at any time during the course of the calendar year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such calendar year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised Estimated Operating Expenses for such year.

4.3Computation of Operating Expense Reconciliation. "Operating Expense Reconciliation" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any calendar year as determined below. Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the calendar year just ended, accompanied by a computation of Operating Expense Reconciliation. If such statement shows that Tenant’s monthly payment based upon Estimated Operating Expenses are less than Tenant’s Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant’s payments of Estimated Operating Expenses for the previous calendar year exceed Tenant’s Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Reconciliation shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Tenant’s Proportionate Share of the Operating Expense Reconciliation shall be prorated based on the actual number of days and the number of calendar months during such calendar year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 4.1 or 4.2, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of Operating Expenses.

4.4Net Lease. This shall be a net Lease and Base Rent shall be paid to Landlord net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Reconciliation are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 4.1. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

4.5Tenant Audit. If Tenant disputes the amount set forth in any statement provided by Landlord under Paragraph 4.3 above, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such calendar year to be audited by a certified public accountant selected by Tenant and subject to Landlord’s right of approval. The Operating Expense Reconciliation may be adjusted in accordance with the audit. If the audit discloses a discrepancy in Tenant’s favor in excess of ten percent (10%) of Tenant’s Proportionate Share of the Operating Expenses previously reported, the cost of the audit shall be borne by Landlord; otherwise the cost of the audit shall be paid by Tenant. If Tenant does not request an audit in accordance with the provisions of this Paragraph 4.5 within twenty (20) days after receipt of Landlord’s statement provided pursuant to Paragraph 4.3, such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord’s books and records in connection with this Paragraph 4.5.

5.Delinquent Payment; Handling Charges.

5.1Delinquent Payments. If any sum payable by Tenant to Landlord under this Lease is not paid when due, Tenant shall also pay a late charge equal to one hundred dollars ($100.00) or ten percent (10%) of the delinquent amount, whichever is greater. In addition, any amount due from Tenant to Landlord which is not paid when due shall bear interest at an annual rate of fifteen percent (15%). Any late charges and interest shall be deemed and constitute Additional Rent under the Lease and shall be paid by Tenant within five (5) calendar days from receipt of any statement or invoice from Landlord. Landlord reserves all other rights and remedies provided to Landlord at law and under this Lease.

5.2Handling Charges. In the event that any check, draft, or other instrument of payment given by Tenant to Landlord is dishonored or returned for any reason, Tenant shall pay to Landlord the sum of $100 in addition to any Late Charge under the Lease and Landlord, at its option, may require all future Rent be paid by automatic direct deposit, cashier's check or certified funds. Payments will be applied first to accrued Late Charges and attorney's fees (if any), second to accrued interest, then to Base Rent and Operating Expenses, and any remaining amount to any other outstanding charges or costs. The acceptance of Late Charges and returned check charges by Landlord will not constitute a waiver of Default nor any other rights or remedies of Landlord.

6.Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord the amount of Security Deposit specified in the Basic Lease Information. If Tenant fails to comply with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit. In addition, and not by way of limitation, for purposes of this paragraph, in the event Tenant fails to comply with any of the Rules and Regulations set forth on Exhibit E or adopted hereafter, or if Tenant fails to maintain insurance coverage as specified in Exhibit B, Landlord may retain, in addition to any actual damages it incurs, $150.00 of the Security Deposit. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor by Landlord, deposit with Landlord funds in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant. Within a reasonable period following expiration or the sooner termination of this Lease, provided that Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the remaining portion of the Security Deposit, if any. The Security Deposit may be commingled by Landlord with Landlord's other funds, and no interest shall be paid thereon.

7.Repairs and Maintenance.

7.1Landlord’s Obligations.

7.1.1Landlord shall, subject to reimbursement by Tenant under Paragraph 4, maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building together with the common areas and other equipment used in common by tenants in the Project, including the fire sprinkler systems. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant, including, without limitation, any contractor, employee, agent, invitee or visitor of Tenant (each, a "Tenant Party") may be repaired by Landlord at Landlord’s option and Tenant’s expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 15. By taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them. Landlord has no duty to provide security for any portion of the Project, including, without limitation, the Premises or the common areas. Tenant has assumed sole responsibility and liability for the security of itself, its employees, customers and invitees and their respective property in, on or about the Project. To the extent Landlord elects to provide any security equipment or personnel, Landlord is not warranting the effectiveness of, and Tenant shall not rely on, any such personnel or equipment. Landlord shall not be responsible or liable in any manner for any failure to provide security equipment or personnel, nor for the failure of any such equipment or personnel to prevent injury or property damage in, on or around the Project. Landlord reserves the right to alter, discontinue, change or withdraw any security equipment or personnel at any time without notice and without liability.

7.1.2At Tenant’s expense, and included in “Common Area Maintenance”, Landlord shall have responsibility for the performance of preventive maintenance, repair and replacement of the heating, ventilation and air conditioning (HVAC) systems serving the Premises. Alternatively, Landlord may, upon notice to Tenant, require Tenant to obtain a regularly scheduled preventative maintenance/service contract at Tenant’s own expense and in such event both the maintenance contractor and the contract must be approved by Landlord. Any service contract obtained by Tenant must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord no later than the date specified by Landlord.

7.2Tenant’s Obligations.

7.2.1Tenant shall contract for and pay directly when due for all gas, light, power, telephone and data, sprinkler charges, cleaning, waste disposal in excess of that provided by Landlord, and other utilities and services (the "Services") used on or from the Premises, penalties, surcharges or the like pertaining thereto. If any such Services are not separately billed or metered to Tenant, Tenant shall pay an equitable share, as determined in good faith by Landlord, of all charges jointly billed or metered with other premises in the Project. Tenant shall also be responsible and pay for any personal property, sales, use or income taxes associated with Tenant’s use or occupancy of the Premises, insurance required to be carried by Tenant under the Lease, and Tenant’s repair and maintenance duties under the Lease.

7.2.2Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems with materials and workmanship of the same character, kind and quality of the Project. Tenant shall at Tenant’s expense also perform regular removal of trash and debris. In the event Tenant, with Landlord’s prior written approval, desires to add or modify the fire sprinklers in the Premises, any and all costs, expenses and fees, including those that relate or pertain in any way to installation or permitting shall be Tenant’s sole liability and obligation. Upon completion of any approved modification or addition by Tenant, and the written acceptance of the same by Landlord, Landlord will maintain the fire sprinkler system as set forth above. Notwithstanding anything to the contrary contained herein, Tenant shall, promptly reimburse Landlord for the repair to any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or a Tenant Party. Nothing herein shall expressly or by implication render Tenant Landlord’s agent or contractor to effect any repairs or maintenance required of Tenant under Paragraph 7.2, as to all which Tenant shall be solely responsible.

7.2.3Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures, furnishings, equipment, personal property or its Alterations, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

8.Improvements, Alterations & Mechanic’s Liens.

8.1Improvements; Alterations.

8.1.1Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("Alterations") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (1) comply with all applicable Regulations (defined below); (2) are, in Landlord’s opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (3) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Tenant must obtain Landlord’s written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a good and workmanlike manner, and to comply with all applicable Regulations. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Paragraph 8.1. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or disposed of in accordance with applicable law, at Tenant’s sole expense.

8.1.2Notwithstanding the foregoing, at Landlord’s option (but without obligation), all or any portion of the Alterations shall be performed by Landlord for Tenant’s account and Tenant shall pay Landlord’s estimate of the cost thereof (including a reasonable charge for Landlord’s overhead and profit) prior to commencement of the work. In addition, at Landlord’s election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord’s overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

8.1.3At least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

8.2Mechanic’s Liens. Tenant shall not cause, suffer or permit any mechanic's or materialman's lien or claim to be filed or asserted against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant or any Tenant Party. In the event any lien is recorded against the Premises or the Project, Tenant shall immediately take all necessary steps to remove or bond around such lien.

9.Use.

9.1Permitted Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use stated in the Basic Lease Information (the "Permitted Use") and shall not create or permit any nuisance or unreasonable interference with or disturbance of any other tenants of Landlord. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable governmental laws, rules, requirements and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, or to Tenant’s use of the common areas together with all rules which may now or hereafter be adopted by Landlord affecting the Premises and/or the common areas (collectively "Regulations"). Should any Regulation now or hereafter be imposed on Tenant or Landlord by any governmental body relating to the use or occupancy of the Premises by Tenant or any Tenant Party, then Tenant agrees, at its sole cost and expense, to comply promptly with such Regulations.

9.2Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, hazardous or toxic substances, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, pesticides, asbestos, PCBs and similar compounds, and including any materials subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises, the Building or the Project by Tenant or any Tenant Party without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent but in compliance with all applicable laws and Regulations, use legal amount of materials customarily used by occupants of commercial office space, so long as such use does not expose the Premises, the Building or the Project to any risk of contamination or damage or expose Landlord to any liability therefore.

10.Assignment and Subletting.

10.1Transfers; Consent. Tenant shall not, without the prior written consent of Landlord, (a) assign, transfer, mortgage, hypothecate, or encumber this Lease or any estate or interest herein, whether directly, indirectly or by operation of law, (b) permit any other entity to become a Tenant hereunder by merger, consolidation, or other reorganization, (c) if Tenant is a corporation, partnership, limited liability company, limited liability partnership, trust, association or other business entity (other than a corporation whose stock is publicly traded), permit, directly or indirectly, the transfer of any ownership interest in Tenant so as to result in (i) a change in the current control of Tenant, (ii) a transfer of twenty-five percent (25%) or more in the aggregate in any twelve (12) month period in the beneficial ownership of such entity or (iii) a transfer of all or substantially all of the assets of Tenant, (d) sublet any portion of the Premises, or (e) grant any license, concession, or other right of occupancy of or with respect to any portion of the Premises, or (f) permit the use of the Premises by any party other than Tenant or a Tenant Party (each of the events listed in this Paragraph 10.1 being referred to herein as a "Transfer"). At least twenty (20) business days prior to the effective date of any proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer and all consideration therefor, copies of the proposed documentation, and such information as Landlord may request. Any Transfer made without Landlord's consent shall be void and shall constitute an Event of Default by Tenant. Tenant shall pay to Landlord $500 as a review fee for each Transfer request and reimburse Landlord for its reasonable attorneys' fees and all other costs incurred in connection with considering any request for consent to a proposed Transfer. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease (or any guarantor of this Lease of its obligations with respect thereto). Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.

10.2Cancellation and Recapture. Notwithstanding Paragraph 10.1, Landlord may (but shall not be obligated to), within ten (10) business days after receipt of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or subject to an assignment of this Lease as of the date such proposed Transfer is proposed to be effective and, thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person or entity or not at all) without liability to Tenant. In the event Landlord does not elect to recapture the Premises, and instead approves the Tenant’s request for an assignment or sublease, any Rent to be charged to a subtenant greater than the Base Rent shall be immediately remitted to Landlord. In the event Landlord exercises the recapture rights, Landlord may also collect the pro-rata share of the unamortized Lease commission, Tenant Improvement and Rent Concession, if any, that relates to the Lease.

11.Insurance, Waivers, Subrogation and Indemnity.

11.1Insurance. Tenant shall maintain throughout the Term insurance policies as required on Exhibit B attached hereto and shall otherwise comply with the obligations and requirements provided on Exhibit B. In the event Tenant fails to maintain the insurance required in Exhibit B, Landlord may charge Tenant an administrative fee which sum shall be deemed Additional Rent in the amount of be One Hundred Fifty Dollars ($150.00) or Landlord’s actual costs, whichever is higher. However, if Tenant fails to provide evidence that it is in compliance with the requirements of the Lease pursuant to Exhibit B within thirty (30) days following delivery of written notice from Landlord, then Landlord may impose an additional charge of $150.00 each time Landlord provide Tenant with notice. Landlord may apply the Security Deposit toward the charges assessed in the manner set forth in Paragraph 6 above. Landlord will secure and maintain insurance coverage in such limits as Landlord may deem reasonable in its sole judgment to afford Landlord adequate protection. Any proceeds of such insurance shall be the sole property of Landlord to use as Landlord determines. Landlord makes no representation that the insurance policies and coverage amounts specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect Tenant. Tenant will not do or permit anything to be done within or about the Premises or the Project which will increase the existing rate of any insurance on any portion of the Project or cause the cancellation of any insurance policy covering any portion of the Project. Tenant will, at its sole cost and expense, comply with any requirements of any insurer of Landlord. Tenant will provide, at its own expense, all insurance as Tenant deems adequate to protect its interests.

11.2Waiver of Subrogation. Without limiting the effect of any other waiver of or limitation on the liability of Landlord set forth herein, neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) for any loss of or damage to tangible property, regardless of negligence of Landlord or Tenant, to the extent such loss or damage would be insured under a policy of insurance required hereunder (or, if greater or broader coverage is actually maintained, then to the extent of such greater or broader coverage).

11.3Indemnity. Subject to Paragraph 11.2, Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold harmless Landlord and its affiliates, and each of their respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, "Landlord Indemnitees") from and against all claims, losses, liabilities, causes of suit or action, judgments, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, consultant's fees, and court costs) arising from or asserted in connection with the use or occupancy of the Premises, the Building or the Project by Tenant or any Tenant Party, or any negligence or misconduct or omissions of Tenant or of any Tenant Party in or about the Premises or the Project, or Tenant's breach of any of its covenants under this Lease, except in each case to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Indemnitee. Except to the extent expressly provided in this Lease, Tenant hereby waives all claims against and releases Landlord and each Landlord Indemnitee for any injury to or death of persons, damage to property or business loss in any manner related to (i) Tenant’s use and occupancy of the Premises, the Building or the Project by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct), (ii) acts of God, (iii) acts of third parties, or (iv) any matter outside of the reasonable control of Landlord. This Paragraph 11.3 shall survive termination or expiration of this Lease.

12.Subordination; Attornment.

12.1Subordination. This Lease is subject and subordinate to all present and future ground or master leases of the Project and to the lien of all mortgages or deeds of trust (collectively, "Security Instruments") now or hereafter encumbering the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of any such Security Instruments, unless the holders of any such mortgages or deeds of trust, or the lessors under such ground or master leases (such holders and lessors are sometimes collectively referred to herein as "Holders") require in writing that this Lease be superior thereto. Tenant shall, within fifteen (15) days of request to do so by Landlord, execute, acknowledge and deliver to Landlord such further instruments or assurances as Landlord may deem necessary or appropriate to evidence or confirm the subordination or superiority of this Lease to any such Security Instrument.

12.2Attornment. Tenant covenants and agrees that in the event that any proceedings are brought for the foreclosure of any mortgage or deed of trust, or if any ground or master lease is terminated, it shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or master lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as "Landlord" under this Lease. In the event that the holder of any such mortgage or deed of trust becomes the “Landlord” under this Lease, such holder shall not be liable for any act or omission of Landlord which occurred prior to such holder’s acquisition of title.

13.Rules and Regulations and Signage. Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations for the Property attached as Exhibit E and such changes to such rules and regulations as Landlord may from time to time reasonably promulgate (the "Rules and Regulations") and the Signage Criteria which are attached hereto as Exhibit C and C-1, and all such modifications, additions, deletions and amendments thereto as Landlord shall adopt in writing from time to time. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations by any other person, including any other tenant. In the event of a violation by Tenant of any of the Rules and Regulations set forth on Exhibit E or otherwise reasonably established by Landlord pursuant to Paragraph 9.1, or Signage Criteria, or if Tenant shall make use of the Property in violation of Paragraph 9, Landlord may impose a charge against Tenant to correct the violation and to compensate Landlord for the additional administrative costs incurred as a result of Tenant’s violation. The amount of the charge, which sum shall be deemed Additional Rent, shall be (a) the actual cost reasonably incurred by Landlord to remedy the violation and/or to correct the harm caused to Landlord or third parties by Tenant’s violation, and, (b) the fixed sum of One Hundred Fifty Dollars ($150.00) per violation. Only one such charge shall be imposed even though a violating condition may continue for more than one day, if the Tenant promptly corrects the behavior that gave rise to the violation following receipt of written notice from Landlord. However, if Tenant fails to correct the behavior that gave rise to a violation with ten (10) days following written notice from Landlord, or if Tenant commits a subsequent violation of the same type in any twelve (12) month period, then Landlord may impose the foregoing charge as if each day that the violating condition continued were a separate violation. The parties have agreed that the foregoing fixed sum charges are a reasonable estimate of the damages that Landlord would incur in the event of the proscribed behavior by Tenant and are not intended to be a penalty. At Landlord’s option, it may apply a portion of the Security Deposit to the charge.

14.Condemnation. If the entire Project or Premises are taken by right of eminent domain or conveyed by Landlord in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking. If any material portion, but less than all of the Premises or the Building, become subject to a Taking and such Taking will render the Premises untenantable for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If any material portion, but less than all, of the Project, Building or the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to any Holder of any Security Instrument, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If this Lease is not so terminated, then Base Rent thereafter payable hereunder shall be abated for the duration of the Taking in proportion to that portion of the Premises rendered untenantable by such Taking. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Project is situated, the Project, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award).

15.Fire or Other Casualty.

15.1Repair Estimate; Right to Terminate. If all or any portion of the Premises or the Project is damaged by fire or other casualty (a "Casualty"), Landlord shall, within ninety (90) days after Landlord’s discovery of such damage, deliver to Tenant its good faith estimate (the "Damage Notice") of the time period following such notice needed to repair the damage caused by such Casualty. Landlord may elect to terminate this Lease in any case where (a) any portion of the Premises or any material portion of the Project are damaged and (b) either (i) Landlord estimates in good faith that the repair and restoration of such damage under Paragraph 15.2 ("Restoration") cannot reasonably be completed (without the payment of overtime) within two hundred (200) days of Landlord's actual discovery of such damage, (ii) the Holder of any Security Instrument requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Instrument, (iii) the cost of such Restoration is not fully covered by insurance proceeds available to Landlord and/or payments received by Landlord from tenants, or (iv) Tenant shall be entitled to an abatement of rent under this Paragraph 15 for any period of time in excess of thirty-three percent (33%) of the remainder of the Term.

15.2Repair Obligation; Abatement of Rent. Subject to Paragraph 15.1, Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from a Casualty, begin with reasonable diligence to restore the Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by Regulations, and modifications to the Project reasonably deemed desirable by Landlord; provided, however, that Landlord shall not be required as part of the Restoration to repair or replace any of the Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant's business as a result of any Casualty, regardless of the cause therefor. Base Rent shall abate only if and solely to the extent a Casualty damages the Premises and Tenant is unable to occupy and does not occupy the Premises for the Permitted Use.

16.Parking. Tenant shall have the right to the nonexclusive use of the parking facilities of the Project for the parking of motor vehicles used by Tenant and Tenant Parties only; such rights are not transferable without Landlord’s approval. The use of such parking facilities shall be subject to any rules and regulations as may be adopted by Landlord from time to time.

17.Events of Default. Each of the following occurrences shall be an "Event of Default" and shall constitute a material default and breach of this Lease by Tenant: (a) any failure by Tenant to pay Rent or any other amount due and payable hereunder when due; (b) the abandonment or vacation of the Premises by Tenant regardless of whether Rent is paid or not; (c) any failure by Tenant to obtain and maintain insurance and/or deliver insurance certificates required under Paragraph 11; (d) any failure by Tenant to execute and deliver any estoppel certificate or other document described in Paragraphs 12 or 23 requested by Landlord, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; (e) any failure by Tenant to fully perform any other obligation of Tenant under this Lease, including but not limited to any Rules or Regulations or Sign Criteria, where such failure continues for thirty (30) days after delivery of written notice of such failure by Landlord to Tenant; (f) the voluntary or involuntary filing of a petition by or against Tenant or any general partner of Tenant or any guarantor (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under any state or federal debtor relief law, or (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (g) the default, repudiation or revocation of any guarantor of Tenant's obligations hereunder. Any notice of any failure of Tenant required under this Paragraph 17 shall be in lieu of, and not in addition to, any notice required under applicable law.

18.Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available at law or in equity, the option to pursue any one (1) or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

18.1Terminate this Lease, and Landlord may recover from Tenant all amounts permitted by law necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease (specifically including, without limitation, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises, the Building, or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant);

18.2If Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

18.3Landlord shall at all times have the right to seek any declaratory, injunctive, or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

18.4Following the occurrence of two instances of late payment of any sum due and owing under this Lease in any twelve (12) month period, Landlord may require that all future amounts payable under this Lease shall be payable by cashier's check or electronic funds transfer, and may require that Tenant increase the Security Deposit to an amount equal to two times the current month’s Rent at the time of the most recent default.

18.5Cure Tenant’s default at the expense of Tenant (A) immediately and without notice in the case (1) of emergency, (2) where such default unreasonably interferes with any other tenant in the Project, or (3) where such default will result in the violation of any Regulation or the cancellation of any insurance policy maintained by Landlord, and (B) in any other case if such default continues for ten (10) days after notice of such default from Landlord and all costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the Default Rate.

19.Surrender of Premises. No agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord all keys to the Premises, and Tenant shall deliver to Landlord the Premises in the same condition as existed on the date Tenant took possession under any lease or with any landlord thereof, ordinary wear and tear excepted. In addition, prior to the expiration of the Term or any sooner termination thereof, (a) Tenant shall remove such Alterations as Landlord shall request (even if installed with Landlord’s consent) and shall restore the portion of the Premises affected by such Alterations and such removal to its condition existing immediately prior to the making of such Alterations, (b) Tenant shall remove from the Premises all unattached trade fixtures, furniture, equipment and personal property located in the Premises, including, without limitation, phone equipment, wiring, cabling and all garbage, waste and debris, and (c) Tenant shall repair all damage to the Premises or the Project caused by any such removal including, without limitation, full restoration of all holes and gaps resulting from any such removal and repainting required thereby. All personal property and fixtures of Tenant not so removed shall, to the extent permitted under applicable Regulations, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.

20.Holding Over. If Tenant holds over after the expiration or earlier termination of the Term hereof, Tenant shall be a month- to-month tenant and otherwise upon the terms, covenants and conditions herein specified and Tenant’s Base Rent shall be at a rate equal to one hundred fifty percent (150%) of the monthly installment of Base Rent payable by Tenant immediately prior to such expiration or termination.

21.Substitution or Demolition.

21.1Substitution. Upon at least sixty (60) days prior written notice, Landlord may relocate Tenant within the Project (or to any other facility owned by Landlord or an affiliate of Landlord within the vicinity of the Project) to substitute space. As used in this Paragraph, "substitute space" means space, at Landlord’s sole discretion, containing either (i) up to 500 square feet more than the square footage set forth in the Basic Lease Information or (ii) which is not more than 15 percent greater or lesser than the square footage set forth in the Basic Lease Information, and which is comparable in utility and condition to the Premises. If Landlord exercises this right to relocate Tenant, Landlord shall reimburse Tenant for (a) Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment and supplies from the Premises to the substitute space; (b) the cost of installing leasehold improvements in the substitute space comparable to those in the Premises; (c) reprinting Tenant's stationery of the same quality and quantity as Tenant's stationery supply on hand immediately before Landlord's exercise of this relocation right. In the event Tenant is relocated pursuant to this Paragraph 21, Tenant shall surrender the Premises to Landlord in accordance with all terms and conditions of this Lease prior to the termination of the 60-day period and shall promptly upon Landlord's request execute an amendment or new Lease which shall designate the substitute space as the "Premises" subject to this Lease and adjust the Base Rent and Additional Rent to reflect any increase or decrease in the floor area of the substitute space or, if Tenant is relocated outside the Project, to execute a new lease in substantially the same form as the existing Lease with the affiliate of Landlord.

21.2Demolition. Landlord shall have the right to terminate this Lease in the event Landlord elects to demolish 75 percent or more of the total floor area in the building containing the Premises. In such event, Landlord shall give Tenant a notice of termination at least 180 days prior to the effective date of such termination and shall pay Tenant, on the termination date, the cost (less depreciation) of Tenant's fixtures (other than removable trade fixtures) and of leasehold improvements installed in the Premises at Tenant's expense. For the purposes of this provision, depreciation of Tenant's fixtures and leasehold improvements shall be calculated on a straight-line basis over the Term of this Lease (exclusive of any permitted extensions of the Term). Upon payment to Tenant of the amount specified in this paragraph and any prepaid Rent or security deposit, Landlord shall be relieved of all further liability to Tenant hereunder and the Lease shall terminate as of the effective date of such termination except for the rights and obligations accrued as of the date of such termination.

22.Landlord Transfers and Liability. Landlord may, without restriction, sell, assign or transfer in any manner all or any portion of the Project, any interest therein or any of Landlord's rights under this Lease and then Landlord shall automatically be released from any further obligations hereunder. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease or with respect to any obligation or liability related to the Premises or the Project shall be recoverable only from the interest of Landlord in the Project, and neither Landlord nor any affiliate thereof shall have any personal liability with respect thereto and in no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease. In the event that the holder of a mortgage or deed of trust on the Premises becomes the “Landlord” under this Lease, such holder shall not be liable for any act or omission of Landlord which occurred prior to such holder’s acquisition of title.

23.Estoppel Certificates. At any time and from time to time during the Term, Tenant shall, without charge, execute, acknowledge and deliver to Landlord within ten (10) days after Landlord's request therefor, an estoppel certificate in recordable form containing such factual certifications and other provisions as are commonly found in the estoppel certificate forms requested by institutional lenders and purchasers.

24. Notices. All Notices, demands, consents, or other information desired or required to be given under this Lease shall be effective only if given in writing and sent by one of the following methods and addressed to the appropriate Addresses For Notices set forth in the Basic Lease Information for such party, or at such other address as may be specified from time to time, in writing, or, if to Tenant, at the Premises: (a) certified United States mail, postage prepaid, return receipt requested, (b) nationally recognized express mail courier that provides written evidence of delivery, fees prepaid, (c) United States first-class mail, postage prepaid, (d) personal delivery, or (e) by electronic mail, with a copy sent by United States first-class mail, postage prepaid. Any such notice, demand, consent, or other information shall be deemed given (i) if sent by certified mail, on the date of delivery shown on the receipt card, (ii) if sent by courier, on the date it is recorded by such courier, (iii) if sent by United States first-class mail, three (3) business days from the date mailed, (iv) if delivered personally, upon delivery or, if refused by the intended recipient, upon attempted delivery, or (v) if by electronic mail, three (3) business days from the date a copy of the same is sent by United States first-class mail, postage prepaid.

25.Payment by Tenant; Non-Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such terms. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

26.Certain Rights Reserved by Landlord. Landlord hereby reserves and shall have the following rights with respect to the Premises and the Project: (a) to make inspections, repairs, or improvements, whether structural or otherwise, in and about the Premises or any part thereof; and (b) to enter the Premises at reasonable hours (or at any time in an emergency) to perform repairs, to take any action authorized hereunder, or to show the Premises to prospective purchasers or lenders, or, during the last six (6) months of the Term, prospective tenants.

27.Miscellaneous. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Tenant and the person or persons signing on behalf of Tenant represent and warrant that Tenant has full right, power, and authority to enter into this Lease, and that all persons signing this Lease on its behalf are authorized to do so. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All exhibits and attachments attached hereto are incorporated herein by this reference. This Lease shall be governed by and construed in accordance with the laws of the jurisdiction where the Project is located. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including without limitation, reasonable attorneys’ fees and court costs. Tenant shall not record this Lease or any memorandum hereof. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE.

This Lease may be executed in any number of counterparts, each of which shall be deemed an original. Time is of the essence as to the performance of each covenant hereunder in which time of performance is a factor.

28.No Broker. Landlord and Tenant each warrant that they have dealt with no real estate broker in connection with this transaction with the exception of the brokers, if any, named in Exhibit F. Landlord and Tenant each agree to hold each other harmless from and against any and all damages, costs and expenses resulting from any claim(s) for a brokerage commission or finder’s fee that may be asserted against either of them by any broker or finder with whom the other has dealt.

29.Confidentiality. The Tenant and its employees, agents and brokers shall keep confidential all matters concerning the terms of this Lease Agreement and the negotiations which led to it and shall not disclose the fact or substance of the negotiations or the terms to anyone without the prior written consent of the Landlord. Notwithstanding the foregoing, the provisions and preceding negotiations may be revealed to the Tenant’s accountants, attorneys and lenders so long as each such recipient is advised of the necessity for them to also maintain the confidentiality of the information. If any third party demands entitlement to the benefit of similar terms or conditions on the basis that Tenant received such treatment, it will be deemed to be the result of a violation of this confidentiality requirement by Tenant and such violation shall constitute an event of Default under the Lease.

30.Further provisions. Any additional terms and conditions of the Lease, if any, are set forth in the attached Exhibit F.

31.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or email means shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or email shall be deemed to be their original signatures for any purposes whatsoever.

Submission of this Lease to Tenant for examination and signature is not an option or offer to lease and does not create a reservation or option to lease. This Lease will not become effective or binding until execution and delivery by both Landlord and Tenant.

EXHIBIT A

PREMISES

EXHIBIT A-1

PROJECT

WARM SPRINGS ROAD
145
140
135
130
125
120
115
110
105
100
7355 COMMERCIAL WAY
BUILDING U
100
105
110
115
120
125
130
135
140
145
150
155
7365 COMMERICAL WAY
BUILDING W
165
160
155
150
145
140
135
130
125
120
115
110
105
100
7375 COMMERCIAL WAY
BUILDING V
COMMERCIAL WAY
Leased Premises:
7375 Commercial Way
Suite 125
Henderson, Nevada
89011

EXHIBIT B

INSURANCE

Tenant’s Insurance. Tenant shall, at Tenant’s sole cost and expense, procure and keep in effect from the date of this Lease (or earlier authorized occupancy) and at all times until the end of the Term, the following insurance coverage:

1.Property Insurance. Insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises on an "All Risk" or "Special Form" basis, for the full replacement value of such property.

2.Liability Insurance. Commercial General Liability insurance written on an ISO CG 00 01 10 93 or equivalent form, on an occurrence basis, with a per occurrence limit of at least $1,000,000, and a minimum general aggregate limit of at least $2,000,000, covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and/or the Project by Tenant or any Tenant Party. Such insurance shall include contractual liability coverage insuring Tenant’s indemnity obligations under this Lease, and shall be endorsed to name Landlord, any Holder of a Security Instrument and any other party specified by Landlord as an additional insured with regard to liability arising out of the ownership, maintenance or use of the Premises.

3.Worker’s Compensation and Employer’s Liability Insurance. (a) Worker’s Compensation Insurance as required by any Regulation, and (b) Employer’s Liability Insurance in amounts not less than $1,000,000 each accident for bodily injury by accident and for bodily injury by disease, and for each employee for bodily injury by disease.

4.Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

5.Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries "Builder’s Risk" insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall reasonably require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

6.General Insurance Requirements. All coverages described in this Exhibit B shall be endorsed to (i) name Landlord as an additional insured and Tenant shall not allow such insurance to lapse, be terminated or altered without thirty (30) days’ prior written notice to the Landlord; and (ii) be primary and non-contributing with Landlord’s insurance. The property insurance coverage required of Tenant shall be endorsed to waive all rights of subrogation by the insurance carrier against Landlord or shall otherwise state that the carrier shall be so bound by Tenant’s waiver of the carrier’s right of subrogation. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Exhibit B is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Exhibit B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated AX or better in "Best’s Insurance Guide" and authorized to do business in the State of Nevada. Deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $10,000 per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder, and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant under the Lease, procure the same for the account of Tenant, and the cost thereof (with interest thereon at the Default Rate) shall be paid to Landlord as Additional Rent.

Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.

1.Property Insurance. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

EXHIBIT C

SIGN CRITERIA

1.Purpose. These Sign Criteria have been established for the purpose of maintaining a consistent overall appearance of the Project and shall be strictly enforced.

2.Signage. As used herein, Signage shall mean any signs, advertising placards, banners, pennants, names, insignias, trademarks, balloons, flags, decals or other decorative or descriptive material installed on the Project.

3.Tenant Responsibility. Tenant, at its sole expense, shall be solely responsible for any Signage it uses at the Premises, and shall, at its sole cost and expense conform with these Sign Criteria and all applicable laws, obtain required permits, install, maintain and remove such Signage, as well as restore the Premises to Landlord’s satisfaction after such Signage is removed.

4.Approved Contractor. Tenant shall contract with a professionally licensed sign company approved by Landlord for the design, fabrication and installation of Tenant’s Signage.

5.Landlord Approval Required. Tenant shall obtain Landlord’s written approval prior to the installation or removal of any Signage on the Premises. Prior to Tenant’s Signage installation, Tenant shall submit to Landlord for its review and approval, a scaled drawing of Tenant’s proposed Signage including colors, construction details, method of attachment, electrical loads and electrical plans. Any sign installed without the prior approval of Landlord will be brought into conformity or removed at Tenant’s expense.

6.Permitted Signage. Tenant may place Signage at Tenant’s main entrance to display Tenant’s business name, type of business and/or logo only. Tenant may also install Signage at Tenant’s main entrance to display Tenant’s hours of operation and such other information approved by Landlord in writing. Landlord shall designate the specific location of Tenant’s Signage.

7.Sign Specifications. All Tenant Signage shall comply with all applicable laws and ordinances, these Sign Criteria and the Sign Specifications attached hereto as Exhibit C-1.

8.Installation. Tenant shall notify Landlord prior to the installation of any Signage. Tenant or its contractor shall repair any damage to any property caused by such installation work.

9.Maintenance. Tenant shall maintain its Signage, including the illumination of the same at its sole cost and expense. Landlord may repair or maintain Tenant’s Signage, at Tenant’s expense, if Tenant does not maintain its signage after ten days written notice from Landlord.

10.Removal. Tenant shall remove all of its Signage upon the expiration or early termination of the Lease. Tenant shall notify Landlord prior to such removal. Landlord, at Tenant’s expense, shall repair any damage to the building required as a result of Tenant’s sign removal.

11.Interior Signage. Except as provided herein, no signs visible from the exterior of the Premises shall be permitted in the interior of the Premises without Landlord’s prior written consent.

12.Vehicle Signs. Without restricting Tenant’s right to park its delivery or other vehicles used in the normal course of business on the Project, no signs may be affixed to any vehicles or trailers parked on the Project.

13.Prohibited Signs. Signs consisting of moving, swinging, rotating, flashing, blinking, scintillating, fluctuating or otherwise animated light are prohibited. Off-premise signs or any sign installed for the purpose of advertising a product, event, person, or subject other than Tenant’s Permitted Use are prohibited, without prior written consent of the Landlord.

14.No installation without Landlord Approvals. Except as provided herein, no Signage shall be affixed, without Landlord’s prior approval, anywhere on the Project, including but not limited to on the glass, in the window area or on the exterior walls of the building, landscaping areas, sidewalks or the driveways or parking areas of the Project.

15.Changes. These Sign Criteria are subject to change by Landlord. In the event Landlord changes the Sign Criteria for the Project during the term of this Lease, Landlord may update Tenant’s Signage in compliance with the new Sign Criteria provided that any costs associated with such change shall be at Landlord’s sole expense.

EXHIBIT C-1

SIGNAGE SPECIFICATIONS

The signage criteria has been established for the purpose of maintaining the overall appearance of the project. All signage must be submitted to the Landlord for approval before any work can begin.

Identification Signage

1.Tenants Without Retail Sales.

a.Each store-front is allowed a basic identification sign to display company name in Polyurethane (Gatorfoam) 11” microgramme letters 1” thick the color of which shall match the color scheme of the exterior trim color of the building.

b.Corporate or company names will be listed in capital letters only, no lower-case letters are allowed.

c.Letter height will remain consistent at 11” with length of sign varying according to the length of the name display. Lettering styles will be at the discretion of the property owner with script lettering allowed. Logos or symbols are to be centered from top to bottom in the sign area. Names will be mounted on the spandrel, above the midway line, and to the left or right side depending upon store-front door location. The store-front building sign will be restricted to company or corporate name logo or symbol only, no division names, description of services or slogans are allowed in the sign area.

d.The logo when applicable will not exceed more than 50% of the sign face.

e.A margin equal to at least one-half of the height of the type should appear to the left, right, top, and bottom of the store- front. Margin Parameters will not apply to the logo area of the sign. Neutral space between a two-line sign shall be a minimum of one-third the height of the letter type.

2.Tenants with Retail Sales

a.General Guidelines

i.The store-front building sign will be restricted to company or corporate name and logo or symbol only, no division names, descriptions of services or slogans are allowed in the sign area.

ii.Neutral space between a two-line sign shall be a minimum of 1/3 the height of the letter type.

b.If Tenant only occupies one suite with Freeway Frontage.

i.Maximum letter height is 24” for 1 line of text.

ii.Maximum of two lines of text with 18” maximum letter height.

iii.Signage must be centered on entrance suite and be minimum of 2’ short than suite width up to maximum of 18’.

iv.Maximum of 36 square feet of signage

c. If Tenant has multiple suites with Freeway Frontage.

i. Maximum letter height is 24” for 1 line of text.

ii.Maximum of three lines of text with 18” maximum letter height.

iii.Signage can either be centered on a single entrance of a suite and 2’ shorter than that suite width up to a maximum of 18’ or be centered over multiple suites and be 10’ shorter than the combined suite’s width up to a maximum of 25’.

iv.Maximum of 75 square feet of signage

d. If Tenant has only one suite without Freeway Frontage.

i. Maximum letter height is 18’’ for 1 line of text.

ii.Maximum of two lines of text with 12” letter height.

iii.Signage must be centered on entrance suite and be a minimum of 2’ shorter than the suite width up to a maximum of 18’.

iv.Maximum of 36 square feet of signage.

v.Signage to be non-illuminated Gatorfoam.

e.If Tenant has multiple suites without Freeway Frontage.

i.Maximum letter height is 18” for 1 line of text.

ii.Maximum of two lines of text with 12” letter height.

iii.Signage can either be centered on a single entrance suite and be 2’ shorter than that suite width up to a maximum of 18’, or be centered over multiple suites and be 10’ shorter than the combined suites width up to a maximum of 25’.

iv.Maximum of 50 square feet of signage.

v.Signage to be non-illuminated Gatorfoam

Information Signage

1.Front Door Signage

i.Business name, address and operating hours shall be white vinyl Helvetica Regular letter style. Black Mountain Design Review Committee to approve all front door signage prior to installation.

EXHIBIT D

TENANT IMPROVEMENTS

1.Tenant Improvements.

1.1.Scope of Work. Landlord shall deliver the space in the following condition (the “Tenant Improvements”) including but not limited to:

1.1.1.All Tenant Improvements shall be constructed of Landlord’s standard building materials. Otherwise, Premises shall be delivered to Tenant in “As-Is” conditions. Any additional Tenant Improvements shall be at the sole cost of the Tenant and only permissible with prior written consent by Landlord.

1.1.2.Cleaning: Professionally clean the Premises.

1.1.3.Tenant shall designate one or more representatives who shall be available throughout the process of design and construction of the Tenant Improvements, for onsite and telephone consultations and decisions as necessary. Tenant's designated representatives shall have the authority to bind Tenant as to all matters relating to the Tenant Improvements.

1.2.Construction. Landlord shall engage the services of a General Contractor to construct the Tenant Improvements. The Landlord will provide in-house Project Management services for the duration of the Tenant Improvements.

1.2.1.Tenant shall be responsible for delays and additional costs in completion of the design and construction of the Tenant Improvements caused by its changes to the Tenant Improvement Plans or by delays caused by Tenant’s special materials that require a long lead-time for delivery.

1.2.2.If Tenant desires any change to the Tenant Improvements, Tenant shall submit a written request for such change to Landlord’s Project Manager, together with all information necessary to show and explain changes from the approved Tenant Improvement Plans. Any such change shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. Landlord’s Project Manager shall notify Tenant in writing of the amount, if any, Landlord will charge or credit to Tenant for such change.

1.3.Cost. The cost to design, permit and construct the Tenant Improvements shall be paid by Landlord. Any and all costs, fees or expenses of any kind or nature that are incurred due to changes requested by Tenant shall be the sole responsibility of Tenant.

EXHIBIT E

RULES AND REGULATIONS

Except as otherwise expressly provided in the Lease to which this exhibit is attached, the following Rules and Regulations shall apply:

1.The sidewalk, entries and driveways of the Project shall not be obstructed by Tenant or its agents or used by them for any purpose other than ingress and egress to and from the Premises.

2.a. Tenant must properly remove and dispose of fats, oils and grease (“FOG”) and shall NOT dispose of FOG down a toilet or a drain. Tenant shall comply with all applicable laws, rules and regulations regarding the disposal of FOG. Tenant acknowledges that if FOG is improperly disposed of, it can cause significant problems in the sewer line and possibly lead to sewer overflows.

b. Tenant must establish an effective FOG management program for recyclable grease, interceptor and grease trap waste. Tenant must provide Landlord with monthly receipt showing that they have had a certified company effectively clean out and service grease interceptors.

c. Tenant shall be liable for the costs of repairs and any damages that relate or pertain to the failure to maintain and follow an adequate FOG maintenance and disposal system.

3.Tenant and its employees, invitees and guests shall at all times comply with the Nevada Clean Indoor Air Act and there shall be no smoking of any kind in or around the Premises. In addition, no vaping or electronic smoking devices of any nature shall be used in or around the Premises.

4.Tenant shall not place any objects, including antennas, satellites, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises or on the roof of the Project, without Landlord’s explicit consent. No A-frame signs allowed on the Project, the landscaping or the sidewalks.

5.Except for seeing-eye dogs or service animals, no animals, including birds or reptiles, shall be allowed in the offices, halls, corridors or common areas in the Project. Feeding of pigeons is strictly prohibited.

6.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises including revving and testing of engines, vehicles and car stereo systems.

7.If Tenant desires data or telephone lines or other electric connections or installations in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense, with prior written authorization from Landlord.

8.Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises except as specifically approved in the Lease. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project. Tenant cannot under any circumstances spray paint objects inside of or outside of leased Premises, unless using a certified paint booth.

9.Parking any type of recreational vehicles is specifically prohibited on or about the Project. No vehicle of any type shall be stored in the parking areas at any time. In the event a vehicle is disabled, improperly or illegally parked, or the vehicle is without a current license plate and tag, it shall be towed within 24 hours at the Tenant’s expense. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in designated parking areas in conformity with all signs and other markings and cannot take more than one designated parking space. All parking will be open parking; numbering or lettering of individual spaces will not be permitted except as specified by Landlord. The parking lot cannot be used for the testing of vehicles, motorcycles, choppers, ATVs, motor scooters and pocket bikes, etc.

10.Landlord reserves the right to designate areas for employee parking.

11.Tenant shall maintain the Premises free from rodents, insects and other pests. Interior extermination/spraying are the Tenant’s responsibility.

12.Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

13.a. Tenant agrees that all Tenants’ trash and rubbish shall be deposited in receptacles and that Tenant shall not cause or permit any trash receptacles to remain outside the building. Tenant cannot use on-site compactor/dumpsters for the disposal of any manufacturing materials and by-products, landscaping refuse, glass panes, etc., or for excessive amounts of any type of refuse. The compactor/dumpsters are for ordinary office refuse only. All boxes and pallets must be crushed or broken down before placing them into the compactor. All movable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose. In the event Landlord provides or designates trash receptacles, Tenant agrees, at its own cost and expense, to cause such receptacles to be emptied and trash removed. Tenant agrees to bag trash before depositing it in the authorized trash area. Landlord reserves the right to contract for trash removal and bill Tenant for said service.

b. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

14.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, exterior electrical lights and fixtures, heating apparatus or any other service equipment affecting the Premises. Any damages caused by lack of notice by Tenant to Landlord will be the responsibility of the Tenant.

15.Tenant shall not permit storage outside the Premises including, without limitation, outside storage of pallets, trucks, trailers and other vehicles or dumping of waste or refuse or permit any harmful materials to be placed in any drainage or sanitary system or trash receptacle in or about the Premises.

16.No auction, public or private, will be permitted on the Premises or the Project. No sidewalk sales allowed.

17.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

18.The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.

19.Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

20.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

21.No vehicle washing allowed on Property or Premises unless provided by contracted service that does not use Property water. Exterior Property water is for Landlord only and not for the use of the Tenant, unless permission is given to the Tenant by written notice.

22.No auto/vehicle repair work is to be done anywhere on Property, except the interior of Tenant’s Premises, if that is Tenant’s business activity as stated in the lease. Tenants who repair customer vehicles as part of their business cannot park such vehicles overnight in the parking lot. They must be stored inside the Tenant’s Premises.

23.The maximum speed limit for all vehicles on the property is 10 miles per hour or as posted, depending on conditions. The Tenant is responsible for compliance of all traffic regulations by it and its employees, vendors, clients and customers.

EXHIBIT F

FURTHER PROVISIONS

Paragraph 32: Broker.

Landlord and Tenant each warrant that they have dealt with no real estate broker in connection with this transaction with the exception of Jarrad Katz and Galit Kimerling-Moreau of MDL Group, located at 5960 South Jones Boulevard, Las Vegas, Nevada 89118 who represented the Landlord. Landlord shall pay a commission to such brokers per a separate agreement. Landlord and Tenant each agree to hold the other harmless from and against any and all damages, costs and expenses resulting from any claim(s) for a brokerage commission or finder’s fee that may be asserted against either of them by any broker or finder other than those named above with whom the other has dealt.

EXHIBIT H

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding your proposed use of hazardous or toxic materials. Further information may be requested regarding your plans for hazardous and toxic materials management.

Your cooperation in this matter is appreciated. If you have any questions do not hesitate to call us for assistance.

I.PROPOSED LESSEE OR TENANT

Healthy Extracts Inc., a Nevada corporation

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency)

6445 South Tenaya Way, Suite B110

Street Address

Las Vegas, Nevada 89113

City, State, Zip Code

Contact Person & Title: Kevin Pitts, Treasurer

Telephone Number: (702) 505-0471  Facsimile Number:

II.LOCATION AND ADDRESS OF PROPOSED LEASE

7375 Commercial Way, Suite 125

Street Address

Henderson, Nevada 89011

City, State, Zip Code

III.DESCRIPTION OF PROPOSED FACILITY USE

Describe proposed use and operation of Premises including principal products or service to be conducted at facility:

Tenant shall utilize the Premises for administrative office, warehouse, and distribution of health products and for no other purpose.

Does the operation of your business involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Yes or No         No                                         . If yes, please complete Section IV.

IV.PERMIT DISCLOSURE

Does the operation of your business require permits, license or plan approval from any of the following agencies?

U.S. Environmental Protection AgencyAir Quality Management District

City or County Sanitation DistrictBureau of Alcohol, Firearms and Tobacco

State Department of Health ServicesCity or County Fire Department

U.S. Nuclear Regulatory CommissionRegional Water Quality Control Boar

Indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer is yes to any of the above questions, please complete Sections V and VI.

V.HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored onsite? Yes   No  . If yes, please describe the materials or substances to be stored, quantities and proposed method of storage (i.e., drums, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Quantity On A

MaterialStorage MethodMonthly Basis

Attach all MSDS Sheets.

Is any facility modification required or planned to mitigate the release of toxic or hazardous substance or wastes into the environment? Yes      No      . If yes, please describe the proposed facility modifications:

VI.HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business? Yes No  . If yes, please list the hazardous waste that will be generated at the facility, its hazard class and volume/frequency of generation on a monthly basis.

Waste NameHazard ClassVolume/Month

Attach additional sheets if necessary.

If yes, please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, cylinders, other).

Waste NameStorage Method

If yes, please also describe the method(s) of disposal for each waste. Indicate where disposal will take place and method of transportation to be used:

Is any treatment or processing of hazardous wastes to be conducted onsite? Yes   No  . If yes, please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies)

Have there been any agency enforcement actions regarding the company facilities, or any existing company facilities, or any past, pending or outstanding administrative orders or consent decrees? Yes          No        . If yes, have there been any continuing compliance obligations imposed on your company as a result of decrees or orders? Yes          No        . If yes, please describe:

Has the company been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes          No        . If yes, please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to the company or any existing facilities pursuant to the citizens suit provisions of any statute? Yes          No        . If yes, please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes   No  . If yes, please describe how these lawsuits were resolved?

Has an environmental audit ever been conducted at any of your company's existing facilities? Yes   No  . If yes, please describe the audit, when it was conducted and by whom:

Does your company carry environmental impairment insurance? Yes   No  . If yes, what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears on the Lease on behalf of Tenant as of the date set forth on the Lease.